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BILL & BEN -

Attached is a chart which represents The Kennedy Group's forecast (estimate for Y-2000 and projection for Y-2005) for HCIT spending.

You are welcome to utilize this information for any of your activities, including the VantageMed registration statement.

Please feel free to contact us, if there are any further questions. I can be reached directly at: 650/948-5148.

ANDREW

Andrew Lederer
Senior Vice President
THE KENNEDY GROUP
650/366-4405
alederer@tkgnet.com
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THE KENNEDY GROUP
Providing Strategic Solutions for
Healthcare Information Technology

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2055 Woodside Road, Suite 130
Redwood City, CA 94061

Fax:  650/366-4410
Web:  wwtkgnet.com

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